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EXHIBIT (21)

SUBSIDIARY OF THE REGISTRANT


                                     STATE OF
   NAME                            INCORPORATION
   ----                            -------------
Uni-Marts of America, Inc.         Delaware


Uni-Marts of America, Inc. does business only under its legal corporate name.

















































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